Registration No.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                      ------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                     OLD REPUBLIC INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                           36-2678171
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                            307 North Michigan Avenue
                             Chicago, Illinois 60601
                    (Address of Principal Executive Offices)

         2002 OLD REPUBLIC INTERNATIONAL CORPORATION NON-QUALIFIED STOCK
                                  OPTION PLAN
                            (Full title of the plan)
                     ---------------------------------------

                                  A. C. Zucaro
                     Old Republic International Corporation
                            307 North Michigan Avenue
                             Chicago, Illinois 60601
                     (Name and address of agent for service)

                                 (312) 346-8100
          (Telephone number, including area code, of agent for service)
                     ---------------------------------------



                                    copy to:
                                William J. Dasso
                     Old Republic International Corporation
                            307 North Michigan Avenue
                             Chicago, Illinois 60601

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

Title of        Amount          Proposed       Proposed          Amount
Securities      to be           Maximum        Maximum           of
to be           Registered      Offering       Aggregate         Registration
Registered      (1)             Price Per      Offering          Fee
                                Share (2)      Price (2)
-------------------------------------------------------------------------------

Common
Stock, par      12,000,000      $  26.74       $320,880,000      $25,959.19
value $1.00
per share

-------------------------------------------------------------------------------

     (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of computing the registration fee based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on March 31, 2003.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

     The following  documents  filed by Old Republic  International  Corporation
(the "Company") or the Restated 2002 Old Republic International Corporation Non-Qualified Stock Option Plan (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (including those portions of the Company's definitive proxy statement for the Annual Meeting of Shareholders to be held on May 23, 2003, which are incorporated by reference in such Annual Report on Form 10-K).

     2. The description of the Company's capital stock contained in the Company's Registration Statement on Form S-3 filed on December 24, 1997, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

     The validity of the shares of Common Stock and participating interests offered under the Plan has been passed upon by Spencer LeRoy III, Senior Vice President, Secretary and General Counsel of the Company. As of March 31, 2003, Mr. LeRoy owned stock and had options to purchase stock granted under the Corporation's Employee Stock Plan, which are exercisable within 60 days, which in the aggregate represents less than 2/10ths of 1% of the Corporation's Common Stock.

Item. 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law contains provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities and permitted to maintain insurance to cover such liabilities and liabilities against which such corporations may not directly indemnify such persons. Article Thirteenth of the Restated Certificate of

Incorporation of the registrant grants indemnification to such persons to the extent permitted by Delaware law and authorizes the purchase of such insurance. Pursuant to the foregoing provisions, the registrant maintains policies of insurance for its directors and certain of its officers.

     Article Seventeenth of the Restated Certificate of Incorporation of the registrant eliminates the liability of the registrant's directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his duty of loyalty to the registrant and its stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law or obtains an improper personal benefit.

     In addition, the registrant has entered or will enter into an Indemnity Agreement with each of its directors and certain officers. Under the provisions of the Indemnity Agreement, the registrant agrees with some limitations, to indemnify directors and officers against all expenses of investigations, judicial or administrative proceedings or appeals, whether threatened, pending or completed, amounts paid in settlement, attorneys' fees and, in third party proceedings, judgments and fines, actually and reasonably incurred in the defense or settlement of a civil, criminal or administrative proceeding if the officer or director acted in good faith in a manner which he believed to be in, or not opposed to, the best interests of the registrant.

Item 8.  EXHIBITS
         --------

4 Instruments defining the rights of security holders, including indentures.

(A) * Certificate of Designation with respect to Series A Junior Participating Preferred Stock (Exhibit 4.1 to Form 8-K filed May 30, 1997).

(B) * Certificate of Designation with respect to Series G-2 Convertible Preferred Stock (Exhibit 4(A) to Registrant's Annual Report on Form 10-K for 1995).

(C)  *  Certificate of Designation   with  respect  to  Series  G-3  Convertible
        Preferred Stock (Exhibit 4(C) to Registrant's Annual Report on Form 10-K for 2001).

(D) * Amended and Restated Rights Agreement dated as of May 15, 1997 between Old Republic International Corporation and First Chicago Trust Company of New York (Exhibit 4.1 to Registrant's Form 8-K filed May 30, 1997).

(E)  *  Amendment  to   furnish  certain  long  term  debt  instruments  to  the
        Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).

(F) * Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and Wilmington Trust Company, as Trustee (Exhibit 4(G) to Registrant's Annual Report on Form 10-K for 1993).

(G) * Supplemental Indenture No. 1 dated as of June 16, 1997 supplementing the Indenture (Exhibit 4.3 to Registrant's Form 8-A filed June 16, 1997).

(H) * Supplemental Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture.(Exhibit 4(G) to registrant's Annual Report on Form 10-K for 1997).

5(A) Opinion of Spencer LeRoy III as to the validity of the securities being registered.

10 The Restated 2002 Old Republic International Corporation Non-Qualified Stock Option Plan.

23(a)   Consent of PricewaterhouseCoopers LLP, independent accountants.

23(b)   Consent of Spencer LeRoy III (included as part of Exhibit 5).

24      Powers of Attorney.

28   *  Consolidated  Schedule P (Exhibit 28 to  Registrant's  Annual  Report on
        Form 10-K for 2002).

------------
  * Exhibit incorporated herein by reference.

Item 9.  UNDERTAKINGS
         ------------

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 31st day of March, 2003.


                                       OLD REPUBLIC INTERNATIONAL CORPORATION


                                       By /s/ A.C. Zucaro
                                          -----------------------------------
                                          A. C. Zucaro, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated and on the 31st day of March, 2003.


         Signature                            Title
         ---------                            -----

    /s/ A. C. Zucaro                 Director, Chairman of the
------------------------------       Board, President and
A. C. Zucaro                         Chief Executive Officer



   /s/ John S. Adams                 Senior Vice President and
------------------------------       Chief Financial Officer
John S. Adams


                                     Director
------------------------------
Harrington Bischof*


                                     Director
------------------------------
Anthony F. Colao*


                                     Director and Sales Group
------------------------------       Manager of Republic Mortgage
Jimmy A. Dew*                        Insurance Company

                                     Director
------------------------------
Kurt W. Kreyling*


                                     Director and Chairman of the
------------------------------       Board of Bituminous
Peter Lardner*                       Casualty Corp.


                                     Director
-------------------------------
Wilbur S. Legg*


                                     Director
-------------------------------
John W. Popp*


                                     Director and President of
-------------------------------      Republic Mortgage Insurance
William A. Simpson*                  Company


                                     Director
-------------------------------
Arnold L. Steiner*


                                     Director
-------------------------------
David Sursa*



                                     Director
-------------------------------
William G. White, Jr.*


*By: /s/  A.C. Zucaro
    ----------------------------
    A. C. Zucaro, Attorney-In-Fact
    Pursuant to a Power of Attorney
    dated December 5, 2002

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                        Description
-----------                        -----------

     4    Instruments  defining  the  rights  of  security  holders,   including
          indentures.

     (A)  * Certificate   of  Designation   with  respect  to  Series  A  Junior
            Participating   Preferred  Stock  (Exhibit  4.1  to  Form  8-K filed
            May 30, 1997).

     (B) * Certificate of Designation with respect to Series G-2 Convertible Preferred Stock (Exhibit 4(A) to Registrant's Annual Report on Form 10-K for 1995).

     (C) * Certificate of Designation with respect to Series G-3 Convertible Preferred Stock (Exhibit 4(C) to Registrant's Annual Report on Form 10-K for 2001).

     (D) * Amended and Restated Rights Agreement dated as of May 15, 1997 between Old Republic International Corporation and First Chicago Trust Company of New York (Exhibit 4.1 to Registrant's Form 8-K filed May 30, 1997).

     (E) * Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).

     (F) * Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and Wilmington Trust Company, as Trustee (Exhibit 4(G) to Registrant's Annual Report on Form 10-K for 1993).

     (G) * Supplemental Indenture No. 1 dated as of June 16, 1997 supplementing the Indenture (Exhibit 4.3 to Registrant's Form 8-A filed June 16
            1997).

     (H)  * Supplemental  Indenture   No.  2  dated  as  of  December  31,  1997
            supplementing the Indenture. (Exhibit 4(G) to Registrant's Annual Report on Form 10-K for 1997).

     5(A) Opinion of Spencer LeRoy III as to the validity of the securities being registered.

     10     The   Restated   2002   Old    Republic   International  Corporation
            Non-Qualified Stock Option Plan.

     23(A) Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                        Description
-----------                        -----------

     23(B)  Consent of Spencer LeRoy III (included as part of Exhibit 5).

     24     Powers of Attorney

     28   * Consolidated Schedule P (Exhibit 28 to Registrant's Annual Report on
            Form 10-K for 2002).


-----------

  * Exhibit incorporated herein by reference.